UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2017

AMAIZE BEVERAGE CORPORATION

(exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-59114	33-0730042
Commission File Number	IRS Employer Identification Number

5042 Wilshire Blvd. Los Angeles, CA	90036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 287-3164

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The majority shareholders of Amaize Beverage Corporation, a Nevada corporation (the “Registrant”) constituting a total of 9,180,143 shares of common stock (58.44%) approved as of August 29, 2017, in a written consent of the majority of the shareholders of the Registrant as of the same date, a name change from its current name to “Curative Biosciences, Inc.”.

The Registrant believes that its new name will better reflect the new direction of the Company’s business which will focus on the research, development, and sale of high-quality, natural products supported by clinical research designed to provide effective relief from common concerns. The products will include medical grade arthritis relief supplements and topical applications, pain relief supplements and topical applications, and supplements providing relief from anxiety and depression.

Following the required regulatory approval and the filing of the amended articles of incorporation of the Registrant, the Registrant will announce the effective date of the name change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAIZE BEVERAGE CORP.

Dated: August 31, 2017	By:	/s/ Richard Damion
Richard Damion
Chief Executive Officer

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